Exhibit 3.1.b
ARTICLES OF CONVERSION OF
SABINE PRODUCTION PARTNERS, LP
FROM A DOMESTIC LIMITED PARTNERSHIP
TO A FOREIGN LIMITED PARTNERSHIP
PURSUANT TO SECTION 2.15 OF THE
TEXAS REVISED UNIFORM LIMITED PARTNERSHIP ACT
Pursuant to Section 2.15 of the Texas Revised Uniform Limited Partnership Act (“TRULPA”), the undersigned, being a Texas limited partnership which desires to convert to a Delaware limited partnership, does hereby certify as follows:
1. The name of the converting entity is “Sabine Production Partners, LP” and it is a limited partnership formed under the laws of the State of Texas.
2. A plan of conversion has been approved in accordance with Section 2.15 of TRULPA.
3. An executed plan of conversion is on file at the principal place of business of the converting entity and will be on file from and after the conversion at the principal place of business of the converted entity. The principal place of business of the converting entity and of the converted entity is identical: 210 West Sixth Street, Suite 1206, Fort Worth, Texas 76102.
4. A copy of the plan of conversion will be furnished by the converting entity (prior to the conversion) or the converted entity (after the conversion), on written request and without cost, to any member of the converting entity or the converted entity.
5. The approval of the plan of conversion was duly authorized by all action required by the laws under which the converting entity was formed and by its constituent documents.
IN WITNESS WHEREOF, the undersigned has executed these Articles of Conversion on this 16th day of June 2005.
SABINE PRODUCTION PARTNERS, L.P.
a Texas limited partnership,
as the Converting Entity

By:	Sabine Production Management, LLC, a Texas limited liability company, in its capacity as sole general partner

By:	Sabine Production Operating, LLC, a Texas limited liability company, in its capacity as Manager

By:	Haddock Enterprises, LLC, a Texas limited liability company, in its capacity as Manager

By:	/s/ Gerald W. Haddock Gerald W. Haddock, its President